SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of June 25, 1996

                                      among

                            DAKA INTERNATIONAL, INC.

                              SUBSIDIARY GUARANTORS

                           THE BANKS SIGNATORY HERETO

                                       and

                         THE CHASE MANHATTAN BANK, N.A.

                                    as Agent

                                Table of Contents


ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS
         Section 1.01.  Definitions
         Section 1.02.  Accounting Terms

ARTICLE 2.  THE LOANS
         Section 2.01.  The Loans
         Section 2.02.  The Notes
         Section 2.03.  Purposes
         Section 2.04.  Borrowing Procedures
         Section 2.05.  Prepayments and Conversions
         Section 2.06.  Interest Periods; Renewals
         Section 2.07.  Changes of Commitments
         Section 2.08.  Certain Notices
         Section 2.09.  Minimum Amounts
         Section 2.10.  Interest
         Section 2.11.  Fees
         Section 2.12.  Payments Generally
         Section 2.13.  Treatment of Loans
         Section 2.14.  Restatement

ARTICLE 3.  THE LETTERS OF CREDIT
         Section 3.01.  Letters of Credit
         Section 3.02.  Purposes
         Section 3.03.  Procedures for Issuance of Letters of Credit
         Section 3.04.  Participating Interests
         Section 3.05.  Payments
         Section 3.06.  Further Assurances
         Section 3.07.  Obligations Absolute
         Section 3.08.  Cash Collateral Account
         Section 3.09.  Letter of Credit Fees

ARTICLE 4.  YIELD PROTECTION; ILLEGALITY; ETC.
         Section 4.01.  Additional Costs
         Section 4.02.  Limitation on Types of Loans
         Section 4.03.  Illegality
         Section 4.04.  Certain Conversions pursuant to Sections 4.0 and 4.03
         Section 4.05.  Certain Compensation

ARTICLE 5.  CONDITIONS PRECEDENT
         Section 5.01.  Documentary Conditions Precedent
         Section 5.02.  Additional Conditions Precedent

                                       (i)

         Section 5.03.  Deemed Representations

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES
         Section 6.01.  Organization, Good Standing and Due Qualification
         Section 6.02.  Power and Authority; No Conflicts
         Section 6.03.  Legally Enforceable Agreements
         Section 6.04.  Litigation
         Section 6.05.  Financial Statements
         Section 6.06.  Ownership and Liens
         Section 6.07.  Taxes
         Section 6.08.  ERISA
         Section 6.09.  Subsidiaries and Ownership of Stock
         Section 6.10.  Credit Arrangements
         Section 6.11.  Operation of Business
         Section 6.12.  Hazardous Materials
         Section 6.13.  No Default on Outstanding Judgments or Orders
         Section 6.14.  No Defaults on Other Agreements
         Section 6.15.  Labor Disputes and Acts of God
         Section 6.16.  Governmental Regulation
         Section 6.17.  No Forfeiture
         Section 6.18.  Solvency
         Section 6.19.  Security Documents

ARTICLE 7.  AFFIRMATIVE COVENANTS
         Section 7.01.  Maintenance of Existence
         Section 7.02.  Conduct of Business
         Section 7.03.  Maintenance of Properties
         Section 7.04.  Maintenance of Records
         Section 7.05.  Maintenance of Insurance
         Section 7.06.  Compliance with Laws
         Section 7.07.  Right of Inspection
         Section 7.08.  Reporting Requirements
         Section 7.09.  Additional Subsidiary Guarantors

ARTICLE 8.  NEGATIVE COVENANTS
         Section 8.01.  Debt
         Section 8.02.  Guaranties, Etc.
         Section 8.03.  Liens
         Section 8.04.  Leases
         Section 8.05.  Investments
         Section 8.06.  Dividends
         Section 8.07.  Sale of Assets
         Section 8.08.  Stock of Subsidiaries, Etc.
         Section 8.09.  Transactions with Affiliates
         Section 8.10.  Mergers, Etc.

                                      (ii)

         Section 8.11.  Acquisitions
         Section 8.12.  No Activities Leading to Forfeiture
         Section 8.13.  Amendments or Waivers of Certain Documents

ARTICLE 9.  FINANCIAL COVENANTS
         Section 9.01.  Interest Coverage Ratio
         Section 9.02.  Minimum Tangible Net Worth
         Section 9.03.  Leverage Ratio
         Section 9.04.  Tangible Assets
         Section 9.05.  Net Income
         Section 9.06.  Fixed Charge Coverage Ratio

ARTICLE 10.  EVENTS OF DEFAULT
         Section 10.01.  Events of Default

ARTICLE 11.  UNCONDITIONAL GUARANTY
         Section 11.01.  Guarantied Obligations
         Section 11.02.  Performance Under This Agreement
         Section 11.03.  Waivers
         Section 11.04.  Releases
         Section 11.05.  Marshaling
         Section 11.06.  Liability
         Section 11.07.  Primary Obligation
         Section 11.08.  Election to Perform Obligations
         Section 11.09.  No Election
         Section 11.10.  Severability
         Section 11.11.  Other Enforcement Rights
         Section 11.12.  Delay or Omission; No Waiver
         Section 11.13.  Restoration of Rights and Remedies
         Section 11.14.  Cumulative Remedies
         Section 11.15.  Survival

ARTICLE 12.  THE AGENT
         Section 12.01.  Appointment, Powers and Immunities of Agent
         Section 12.02.  Reliance by Agent
         Section 12.03.  Defaults
         Section 12.04.  Rights of Agent as a Bank
         Section 12.05.  Indemnification of Agent
         Section 12.06.  Documents
         Section 12.07.  Non-Reliance on Agent and Other Banks
         Section 12.08.  Failure of Agent to Act
         Section 12.09.  Resignation or Removal of Agent
         Section 12.10.  Amendments Concerning Agency Function
         Section 12.11.  Liability of Agent
         Section 12.12.  Transfer of Agency Function

                                      (iii)

         Section 12.13.  Non-Receipt of Funds by the Agent
         Section 12.14.  Withholding Taxes
         Section 12.15.  Several Obligations and Rights of Banks
         Section 12.16.  Pro Rata Treatment of Loans, Etc.
         Section 12.17.  Sharing of Payments Among Banks

ARTICLE 13. MISCELLANEOUS
         Section 13.01.  Amendments and Waivers
         Section 13.02.  Usury
         Section 13.03.  Expenses
         Section 13.04.  Survival
         Section 13.05.  Assignment; Participations
         Section 13.06.  Notices
         Section 13.07.  Setoff
         Section 13.08.  JURISDICTION; IMMUNITIES
         Section 13.09.  Table of Contents; Headings
         Section 13.10.  Severability
         Section 13.11.  Counterparts
         Section 13.12.  Integration
         Section 13.13.  GOVERNING LAW
         Section 13.14.  Confidentiality
         Section 13.15.  Treatment of Certain Information
         Section 13.16.  New Subsidiary Guarantors
         Section 13.17.  Reaffirmation
         Section 13.18.  All Seasons Acquisition
         Section 13.19.  AEI Sale-Leasebacks


                                      (iv)

EXHIBITS

         Exhibit A         Promissory Note
         Exhibit B         Compliance Certificate
         Exhibit C         Opinion of Counsel to the Obligors
         Exhibit D         Amended and Restated Security Agreement
         Exhibit E         Amended and Restated Trademark Security Agreement
         Exhibit F         Third Amended and Restated Pledge Agreement
         Exhibit G         Form of Assumption Agreement


SCHEDULES

         Schedule I        Commitments
         Schedule II       Subsidiaries
         Schedule III      Credit Arrangements
         Schedule IV       Liens



                                       (v)

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 25, 1996 among DAKA INTERNATIONAL, INC., a corporation organized under the laws of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower which is a signatory hereto or which shall become a party hereto from time to time (collectively the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); each of the banks which is a signatory hereto or which shall become a party hereto from time to time (collectively, the "Banks"); and THE CHASE MANHATTAN BANK, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

         WHEREAS, the Borrower, the Subsidiary Guarantors, the Banks and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of April 29, 1994 (as amended, the "Existing Credit Agreement") pursuant to which the Banks have extended credit to the Obligors evidenced by certain Promissory Notes (the "Existing Notes") issued by the Borrower and guarantied by the Subsidiary Guarantors;

         WHEREAS, the Borrower, the Subsidiary Guarantors, the Banks and the Agent have agreed to enter this Agreement to provide for, among other things, an increase in the aggregate Commitments to $150,000,000 and modifications of certain covenants and definitions; and

         WHEREAS, the Obligors are and will be operated as separate entities but are and will be operated on an integrated basis in connection with their respective financial resources; the Obligors have requested that the Banks make loans to the Borrower, the repayment of which will be guarantied by the Subsidiary Guarantors; the Subsidiary Guarantors will receive direct economic and financial benefits from the Debt incurred under this Agreement by the Borrower and the incurrence of such Debt is in the best interests of the Subsidiary Guarantors; and the Obligors acknowledge that the Banks would not provide the financing hereunder but for the joint and several obligations of the Obligors hereunder with respect hereto.

         NOW THEREFORE, the parties hereto agree as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

         Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "Acceptable Acquisition" means any Acquisition which meets all of the following conditions: (a) the aggregate consideration paid for such Acquisition does not exceed $7,500,000, (b) the aggregate consideration paid for such Acquisition and for all prior Acquisitions during the same fiscal year does not exceed $12,500,000, (c) the Acquisition has been approved in good faith by the Board of Directors of the Person making the Acquisition and (d) no Default or Event of Default exists or would exist after giving effect to such Acquisition.

         "Acquisition" means any transaction pursuant to which any Consolidated Entity (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person except in accordance with Section 8.05(d) or (b) causes any Person to be merged into any Consolidated Entity, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of any Consolidated Entity, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

         "Affiliate" means any Person (other than an Obligor): (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower; (b) which directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of the Borrower; (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower; or (d) which is a partnership in which the Borrower is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Second Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Assumption Agreement" means each of the Assumption Agreements in the form of Exhibit G delivered under Section 7.09 hereof.

         "Banking  Day"  means  any  day  on  which  commercial  banks  are  not authorized or required to close in New York, New York or in Boston, Massachusetts and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Chase" means The Chase Manhattan Bank, N.A., a national banking association organized under the laws of the United States of America, acting in its capacity as a Bank hereunder.

         "Closing Date" means the date this Agreement has been executed by the Borrower, the Subsidiary Guarantors, the Banks and the Agent.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all of each Obligor's right, title and interest in and to Property in which such Obligor has granted a Lien to the Agent under any Facility Document.

         "Commitment" means, with respect to each Bank, the obligation of such Bank to make its Loans and participate in its Pro Rata Share of Letter of Credit Obligations under this Agreement in the aggregate principal amount set forth on
Schedule I, as such amount may be reduced or otherwise modified from time to time.

         "Commitment   Percentage"  means,  as  to  any  Bank  at  any  date  of
determination thereof, the percentage of the aggregate Commitments constituted by such Bank's Commitment at such date.

         "Compliance Certificate" means the compliance certificate in the form of Exhibit B to be delivered by the Borrower under the terms of this Agreement.

         "Consolidated Debt" means, at any date of determination thereof, the aggregate amount of Debt of the Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBIT" means, with respect to any fiscal period, (a) Consolidated Net Income for such period, plus (b) the aggregate amount of (i) income taxes, (ii) Consolidated Interest Expense, (iii) transaction expense incurred in the fiscal quarter ending on March 30, 1996 in connection with the acquisition of Champps Entertainment, Inc. up to $2,900,000, (iv) transaction expense incurred in the fiscal quarter ending on March 30, 1996 in connection with the acquisition of The Great Bagel Coffee Company and certain other businesses up to $500,000 and (v) the noncash charge taken in accordance with Statement of Financial Accounting Standard No. 121 in the fiscal quarter ending on March 30, 1996 in connection with charges for impairments to the carrying value of certain restaurant and foodservice contract assets, write down of goodwill, reacquired franchise rights, investments and other assets taken, up to $8,000,000, to the extent that such aggregate amount was deducted in the computation of Consolidated Net Income.

         "Consolidated Entity" means the Borrower or any Subsidiary of the Borrower whose accounts are or are required to be consolidated or included with the accounts of the Borrower in accordance with GAAP.

         "Consolidated Funded Debt" means, at any time, the aggregate amount, without duplication, of (a) indebtedness of the Consolidated Entities for borrowed money (as reflected on the consolidated financial statements of the Consolidated Entities), (b) indebtedness of the Consolidated Entities for the deferred purchase price of Property or services (except trade payables in the ordinary course of business), (c) obligations of the Consolidated Entities arising under acceptance facilities, (d) obligations secured by any Lien on Property of the Consolidated Entities (as reflected on the consolidated financial statements of the Consolidated Entities) and (e) obligations of the Consolidated Entities as lessee under Capital Leases (as reflected on the consolidated financial statements of the Consolidated Entities), in each case as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any fiscal period, the amount of interest accrued on, and with respect to, Consolidated Debt (including, without limitation, amortization of debt discount and imputed interest on Capital Leases) plus all finance charges, premiums and other fees, charges and expenses extracted in exchange for the forbearance from the collection of money during such period in all cases as determined in accordance with GAAP.

         "Consolidated Liabilities" means all liabilities of the Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any fiscal period, net income for the Consolidated Entities for such fiscal period, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" means, at any date of determination thereof, the sum of (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Consolidated Entities at such date plus (b) Consolidated Subordinated Debt.

         "Consolidated Rental Expense" means, with respect to any fiscal period, the aggregate amount of rental expense of the Consolidated Entities incurred during such fiscal period, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Subordinated Debt" means, at any date of determination thereof, Debt of the Consolidated Entities which is subordinated to all obligations owed to the Banks in amounts and on terms and conditions acceptable to the Banks, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Tangible Assets" means, at any date of determination thereof, all assets of the Consolidated Entities except assets of the Consolidated Entities which would be classified as intangibles under GAAP including, without limitation, patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangible assets.

         "Consolidated Tangible Net Worth" means, at any date of determination thereof, the result of (a) Consolidated Tangible Assets minus (b) the result of
(i) Consolidated Liabilities minus (ii) Consolidated Subordinated Debt.

         "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services (except trade payables in the ordinary course of business);
(c) Unfunded Benefit Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrower); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) Guaranties of such Person; (g) obligations secured by any Lien on Property of such Person; (h) obligations of such Person as lessee under Capital Leases; and (i) all capital stock of such Person subject to repurchase or redemption during the term of this Agreement, other than at the sole option of such Person.

         "Debt to EBIT Ratio" means, at any time, the ratio of (a) Consolidated Funded Debt to (b) Consolidated EBIT for the immediately preceding four fiscal quarters of the Borrower, as determined at such time.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower or any of the Subsidiary Guarantors under this Agreement or any other Facility Document, or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to one percent (1%) above the Variable Rate as in effect from time to time plus the Margin (if any); provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) above the interest rate for such Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

         "Eurodollar Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Base Rate."

         "Event of Default" has the meaning given such term in Section 9.01.

         "Facility Documents" means this Agreement, the Notes, the Assumption Agreements, the Letters of Credit, the Interest Rate Protection Agreements and the Security Documents, as each may be amended from time to time.

         "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 365/366 day basis of calculation, if the rate on Variable Rate Loans is so calculated) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

         "Fiscal Year Net Worth Increase Amounts" means the sum of (a) the greater of (i) Zero Dollars ($0) and (ii) 50% of Consolidated Net Income of the Consolidated Entities for each fiscal year of the Borrower ending after June 29, 1996 plus (b) 100% of the proceeds (net of underwriting commissions and discounts and reasonable fees and expenses) from the issuance of capital stock of the Borrower or from the incurrence of Consolidated Subordinated Debt during such fiscal year.

         "Fixed Base Rate" means with respect to any Interest Period for a Fixed Rate Loan: the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent (1%)) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made.

         "Fixed Charge Coverage Ratio" means, at any date of determination thereof, the ratio of (a) the sum of (i) Consolidated EBIT for the two (2) most recently ended fiscal quarters of the Borrower, plus (ii) Consolidated Rental Expense for such fiscal period (to the extent that such amount was deducted in the computation of Consolidated EBIT for such fiscal period) to (b) the sum of
(i) Consolidated Interest Expense for such fiscal period, plus (ii) all principal due on, and with respect to, Consolidated Debt during such fiscal period, plus (iii) Consolidated Rental Expense for such fiscal period.

         "Fixed Rate" means, for any Fixed Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (1%)) determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

         "Fixed Rate Loan" means any Eurodollar Loan.

         "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower, any of its Subsidiaries or any of its Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their Property which would have a Material Adverse Effect.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 6.05 (except for changes concurred in by the Borrower's independent public accountants).

         "Guaranty" means, with respect to any Person, guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person with respect to the obligations of any other Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such other Person against loss) other than guaranties of obligations, or investment in certain assets, under food service contracts incurred in the ordinary course of business.

         "Hazardous Materials" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law.

         "Interest Coverage Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated EBIT for the two (2) most recently ended fiscal quarters of the Borrower to (b) Consolidated Interest Expense for such two (2) most recently ended fiscal quarters.

         "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section 2.06: on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "Interest Rate Protection Agreement" means an interest rate swap, cap or collar agreement or similar arrangement between one or more Banks and an Obligor providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

         "Letter of Credit Availability" means, at any date of determination thereof, the amount by which (a) the lower of (i) the result of (A) the aggregate amount of the Commitments as of such date minus (B) the unpaid aggregate principal amount of the Loans then outstanding (including all Loans not then made as to which notice has been given by the Borrower under Section 2.08) and (ii) $10,000,000 exceeds (b) the aggregate amount of the Letter of Credit Obligations at such date (including all Letter of Credit Obligations under Letters of Credit not then issued as to which a request has been made under Section 3.02).

         "Letter of Credit Obligations" means, at any date of determination thereof, all liabilities of the Consolidated Entities with respect to Letters of Credit, whether or not any liability is contingent, including (without limitation) the sum of (a) the aggregate amount available to be drawn under the Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations.

         "Leverage Ratio" means, at any time, the ratio of (a) the result of (i) Consolidated Liabilities minus (ii) Consolidated Subordinated Debt to (b) Consolidated Net Worth, in each case determined at such time.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan" means any loan made by a Bank pursuant to Section 2.01.

         "Margin" means, for a each type of Loan, the percentage for such type of Loan set forth opposite the range of the Debt to EBIT Ratio in the schedule below as determined as of the last day of each fiscal quarter of the Borrower, with adjustments to become effective on the date of receipt by the Agent of a Compliance Certificate of a senior financial officer of the Borrower demonstrating the Debt to EBIT Ratio for such fiscal quarter accompanied by the most recent financial statements of the Consolidated Entities required to be furnished to the Banks under Section 7.08:

                                                           Margin
                                            Variable Rate           Fixed Rate
Debt to EBIT Ratio Loans Loans
(a) less than 1.50 to 1.00                        0%                   .50%

(b) equal to or greater than 1.50 to              0%                   .75%
    1.00 and less than 2.00 to 1.00

(c) equal to or greater than 2.00 to              0%                  1.00%
    1.00 and less than 3.00 to 1.00

(d) equal to or greater than 3.00 to              0%                  1.25%
    1.00 and less than 4.00 to 1.00

(e) equal to or greater than 4.00 to            .50%                  1.75%
    1.00

         "Material Adverse Effect" means any material adverse effect on the financial condition, operations, properties or business of the Consolidated
Entities, taken as a whole, or on the ability of the Borrower to repay the principal, interest and all other amounts owing under the Notes and the other Facility Documents.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Notes" means the promissory notes of the Borrower in the form of Exhibit A hereto evidencing the Loans made by a Bank hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

         "Obligations" means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of any obligor to the Agent or any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, Guaranties, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or any
Bank) or otherwise.

         "Participating Bank" means, any Bank (other than Chase) with respect to its Participating Interest in each Letter of Credit.

         "Participating  Interest" means, with respect to each Letter of Credit,
(a) in the case of Chase, its interest in such Letter of Credit after giving effect to the granting of any participating interest therein pursuant hereto and
(b) in the case of each Participating Bank, its undivided participating interest in such Letter of Credit.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, business trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Pledge Agreement" means the Third Amended and Restated Pledge Agreement in the form of Exhibit D to be delivered by the Borrower and certain of its Subsidiaries under the terms of this Agreement, as amended or supplemented from time to time.

         "Prime Rate" means that rate of interest from time to time announced by the Reference Bank at its principal office as its prime commercial lending rate.

         "Principal Office" means the principal office of the Agent, presently located at 1 Chase Manhattan Plaza, New York, New York 10081.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Pro Rata Share" means, with respect to each Bank, a share proportional to such Bank's Commitment Percentage.

         "Reference Bank" means The Chase Manhattan Bank, N.A. (or if The Chase Manhattan Bank, N.A. no longer quotes on the London interbank market, such successor leading bank in the London interbank market which shall be reasonably appointed by the Agent).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any national banking association, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such national banking association, of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse Chase in accordance with the terms of this Agreement for the payment made by Chase under any Letter of Credit.

         "Required Banks" means, at any time while no Loans or Letters of Credit are outstanding, Banks having at least 60% of the aggregate amount of the Commitments and, at any time while Loans or Letters of Credit are outstanding, Banks holding at least 60% of the aggregate principal amount of the Loans and the Letter of Credit Obligations.

         "Reserve Requirement" means, for any Interest Period for any Fixed Rate Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Security Agreement" means the Amended and Restated Security Agreement in the form of Exhibit D to be delivered by each of the Obligors under the terms of this Agreement, as amended or supplemented from time to time.

         "Security Documents" means the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and each other security document that may from time to time be delivered to the Agent in connection herewith or therewith.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

         "Termination Date" means June 30, 1999; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

         "Trademark Security Agreement" means the Amended and Restated Trademark Security Agreement in the form of Exhibit E to be delivered by certain of the Obligors under the terms of this Agreement, as amended or supplemented from time to time.

         "UCP" means the Uniform Customs and Practice for Documentary Credits (1983Revision), International Chamber of Commerce Publication No. 500, as the same maybe amended from time to time.

         "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

         "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/4 of one percent and (b) the Prime Rate for such day.

         "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

         Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                              ARTICLE 2. THE LOANS.

         Section  2.01.  The Loans.

                   (a) Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (the "Loans") to the Borrower from time to time from and including the date hereof to and including the Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the result of (i) the amount of its Commitment minus
(ii) the amount of its Pro Rata Share of the Letter of Credit Obligations at such time. The Loans may be outstanding as Variable Rate Loans or Eurodollar Loans (each a "type" of Loans). Each type of Loans of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans.

                   (b) The Loans  shall be due and  payable  on the  Termination
Date.

         Section 2.02. The Notes. The Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank in the form of Exhibit A, dated the date of this Agreement, duly completed and executed by the Borrower.

         Section 2.03. Purposes. The Borrower shall use the proceeds of the Loans for general corporate purposes (including, without limitation, working capital and to finance Acquisitions permitted under Section 8.11) and advances to Subsidiary Guarantors for their respective corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

         Section 2.04. Borrowing Procedures. The Borrower which intends to effect a borrowing shall give the Agent notice of each borrowing to be made hereunder as provided in Section 2.08. Not later than 1:00 p.m. New York, New York time on the date of such borrowing, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Agent at the Principal Office and in immediately available funds for the account of the Agent. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower designated by the Borrower and maintained with the Agent at the Principal Office.

         Section 2.05. Prepayments and Conversions. The Borrower shall have the right to make prepayments of principal, or to convert one type of Loans into another type of Loans, at any time or from time to time; provided that: (a) the Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.08; and (b) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans unless the Borrower agrees to provide to the Agent for the account of each Bank compensation in accordance with Section 4.05.

         Section 2.06. Interest Periods; Renewals. (a) In the case of each Fixed Rate Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and
(iv) no more than ten Interest Periods of each Bank may be outstanding at any one time.

                   (b) Upon notice to the Agent as provided in Section 2.08, the Borrower may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loans with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, such Fixed Rate Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period; provided that the foregoing shall not prevent the conversion of any type of Fixed Rate Loan into another type of Loan in accordance with Section 2.05.

         Section 2.07. Changes of Commitments. The Borrower shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (a) the Borrower shall give notice of each such reduction or termination to the Agent as provided in Section 2.08; and (b) each partial reduction shall be in an aggregate amount at least equal to $1,000,000. The Commitments once reduced or terminated may not be reinstated.

         Section 2.08. Certain Notices. Notices by the Borrower to the Agent of each borrowing pursuant to Section 2.04, and each prepayment or conversion pursuant to Section 2.05 and each renewal pursuant to Section 2.06(b), and each reduction or termination of the Commitments pursuant to Section 2.07 shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon New York, New York time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Fixed Rate Loans) renewals of (i) Variable Rate Loans, given the same Banking Day; and (ii) Eurodollar Loans, given three Banking Days prior thereto; (b) in the case of reductions or termination of the Commitments, given three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.09) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Fixed Rate Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Agent shall promptly notify the Banks of the contents of each such notice.

         Section 2.09. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to Section 4.04, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount not less than (i) $100,000 in the aggregate for all Banks in the case of Variable Rate Loans and (ii) $500,000 in the aggregate in the case of Fixed Rate Loans unless such minimum amount is waived by the Required Banks (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest
Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Fixed Rate Loans of each type having concurrent Interest Periods shall be at least equal to $500,000.

         Section 2.10. Interest. Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any Margin and (ii) for a Fixed Rate Loan, at a fixed rate equal to the Fixed Rate plus the Margin. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under the Notes shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

                  (a) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks.

                  (b) Accrued interest shall be due and payable in arrears upon any full payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each month commencing the first such date after such Loan; and (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months or 90 days, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

         Section  2.11.  Fees.

                   (a) The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the daily average of the result of (x) the unused Commitment of such Bank minus (y) such Bank's Pro Rata Share of Letter of Credit Obligations, for the period from and including the date hereof to the earlier of the date the Commitments are terminated or the Termination Date at a rate per annum equal to (i) if the Debt to EBIT Ratio is less than 2.00 to 1.00, 1/4 of one percent or (ii) if the Debt to EBIT Ratio is greater than 2.00 to 1.00, 3/8 of one percent, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitments and on the last day of each September, December, March and June.

                   (b) The Borrower shall pay to the Agent for its own account the fees set forth in the fee letter dated of even date herewith between the Borrower and the Agent.

         Section 2.12. Payments Generally. All payments under this Agreement or the Notes shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York, New York time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to the Agent's account number 910-2-696094 maintained at the Principal Office for the account of the applicable Lending Office of each Bank. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 12.16)). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

         Section 2.13. Treatment of Loans. All "Loans" (as defined in the Existing Credit Agreement) which are outstanding under the Existing Credit Agreement immediately prior to the Closing Date shall be deemed to be Loans made hereunder at the Closing Date the type and Interest Period of which shall be determined by the mutual agreement of the Borrower and the Banks and the Borrower agrees to provide to the Agent for the account of each Bank compensation in accordance with Section 3.05.

         Section 2.14. Restatement. The terms and conditions of, and the agreements, representations and warranties set forth in the Existing Credit Agreement are hereby replaced and superseded in their entirety by the terms, conditions, agreements, representations and warranties set forth in this Agreement and the other Facility Documents and the Existing Credit Agreement shall be of no further force and effect. Nothing contained herein or in any of the other Facility Documents shall impair, limit or affect the continuation of the liability of each Obligor for the Obligations heretofore incurred and the security interests, Liens and other collateral interests heretofore granted, pledged and assigned to the Agent by such Obligor. All loans, advances and other financial accommodations under the Existing Credit Agreement and all other Obligations of the Obligors to the Banks outstanding and unpaid as of the date hereof pursuant to the Existing Credit Agreement shall be deemed to be Obligations pursuant to the terms hereof and shall constitute and be deemed a Loan by the Banks to the Borrower and shall be repayable in accordance with the terms of this Agreement.

                        ARTICLE 3. THE LETTERS OF CREDIT.

         Section 3.01. Letters of Credit. (a) Subject to the terms and conditions of this Agreement, Chase, on behalf of the Banks, and in reliance on the agreement of the Banks set forth in Section 3.04, agrees to issue on any Banking Day prior to the Termination Date for the account of the Borrower irrevocable standby letters of credit in such form as may from time to time be approved by Chase acting reasonably (together with the applications therefor, the "Letters of Credit"); provided that on the date of the issuance of any Letter of Credit, and after giving effect to such issuance, the Letter of Credit Obligations shall not exceed the Letter of Credit Availability.

                  (b) Each Letter of Credit shall (i) have an expiry date no later than the Termination Date, (ii) be denominated in Dollars, (iii) be in a minimum face amount of $100,000 and (iv) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described or when such documents are presented, as the case may be.

         Section 3.02. Purposes. The Borrower shall use the Letters of Credit for the purpose of securing obligations incurred in the ordinary course of the business of the Obligors (including, without limitation, the insurance obligations of the Obligors); provided that the Letters of Credit shall not be used for the benefit of Subsidiaries who are not Subsidiary Guarantors for any purpose.

         Section 3.03. Procedures for Issuance of Letters of Credit. The Borrower may from time to time request that Chase issue a Letter of Credit by delivering to Chase at its address for notices specified herein an application therefor in such form as may from time to time be approved by Chase acting reasonably, completed to the satisfaction of Chase, and such other certificates, documents and other papers and information as Chase may reasonably request. Upon receipt of any application, Chase will process such application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit in such customized form as may reasonably be requested by the Borrower (but in no event shall Chase issue any Letter of Credit later than five Banking Days after receipt of the application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by Chase and the Borrower. Chase shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

         Section 3.04. Participating Interests. In the case of each Letter of Credit, effective as of the date of the issuance thereof, Chase agrees to allot and does allot to each other Bank, and each such Bank severally and irrevocably agrees to take and does take a Participating Interest in such Letter of Credit in a percentage equal to such Bank's Pro Rata Share of the Letter of Credit Obligations. On the date that any Bank becomes a party to this Agreement in accordance with Section 13.05, Participating Interests in any outstanding Letter of Credit held by the transferor Bank from which such transferee Bank acquired its interest hereunder shall be proportionately reallotted between such transferee Bank and such transferor Bank. Each Participating Bank hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse Chase for its participating share of the drafts drawn thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (unless Chase's actions with respect thereto constitute gross negligence or wilful misconduct), including, without limitation, the occurrence and continuance of any Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or other reduction whatsoever.

         Section 3.05. Payments. (a) In order to induce Chase to issue the Letters of Credit, the Borrower hereby agrees to reimburse Chase, unless such Reimbursement Obligation has been accelerated pursuant to Section 10.02, on each date that the Borrower has been notified by Chase that any draft presented under any Letter of Credit is paid by Chase, for (i) the amount of the draft paid by Chase and (ii) the amount of any taxes, reasonable fees, reasonable charges or other reasonable costs or expenses whatsoever incurred by Chase in connection with any payment made by Chase under, or with respect to, such Letter of Credit. Each such payment shall be made to Chase at its office specified in Section 13.06, in lawful money of the United States and in immediately available funds on the day that payment is made by Chase. Interest on any and all amounts remaining unpaid by the Borrower under this Section 3.05 at any time from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full shall be payable to Chase on demand at a fluctuating rate per annum equal to the Variable Rate plus 1% per annum plus the Margin (if any).

                  (b) In the event that Chase makes a payment (a "Letter of Credit Funding") under any Letter of Credit and is not reimbursed in full therefor on the date of such Letter of Credit Funding, in accordance with the terms hereof, Chase will promptly through the Agent notify each Participating Bank that acquired its Participating Interest in such Letter of Credit from Chase. No later than the close of business on the date such notice is given if such notice is given, each such Participating Bank will transfer to the Agent, for the account of Chase, in immediately available funds, an amount equal to such Participating Bank's Pro Rata Share of the unreimbursed portion of such Letter of Credit Funding, together with interest, if any, accrued thereon from and including the date of such transfer at a rate per annum equal to the Federal Funds Rate. Upon its receipt from such Participating Bank of such amount, Chase will, if so requested by such Participating Bank, complete, execute and deliver to such Participating Bank a Letter of Credit Participation Certificate dated the date of such receipt and in such amount.

                   (c) Whenever, at any time after Chase has made payment under a Letter of Credit and has received from any Participating Bank such Participating Bank's Pro Rata Share of the unreimbursed portion of such payment, Chase receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, Chase will distribute to the Agent, for the account of such Participating Bank, its Pro Rata Share thereof; provided, however, that in the event that the receipt by Chase of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Bank will promptly return to the Agent, for the account of Chase, any portion thereof previously distributed by Chase to it.

         Section 3.06. Further Assurances. The Borrower hereby agrees to do and perform any and all acts and to execute any and all further instruments from time to time reasonably requested by Chase more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit opened hereunder.

         Section 3.07. Obligations Absolute. Provided that Chase has fulfilled its obligations under the UCP, the payment obligations of the Borrower under
Section 3.05 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                   (a) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Chase or any Participating Bank, or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated herein, or any unrelated transaction;

                   (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect unless Chase's actions with respect thereto constituted gross negligence or willful misconduct;

                   (c) payment by Chase under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment resulting solely from the gross negligence or willful misconduct of Chase; or

                   (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting solely from the gross negligence or willful misconduct of Chase.

         Section 3.08. Cash Collateral Account. If the Commitments are terminated and all amounts owing under this Agreement, the Notes and the Letters of Credit become due and payable pursuant to Section 10, the Borrower shall deposit with the Agent, on the date such obligations become due and payable, an amount in cash equal to the Letter of Credit Obligations as of such date and the Letter of Credit fees in accordance with Section 3.09. Such amount shall be deposited in a cash collateral account to be established by the Agent, for the benefit of the Banks, and shall constitute collateral security for the Letter of Credit Obligations and other amounts owing hereunder. All amounts in such cash collateral account shall be maintained pursuant to a cash collateral account agreement which shall grant to the Agent exclusive dominion and control (including exclusive rights of withdrawal) over all such amounts and shall be otherwise satisfactory in form and substance to the Agent.

         Section 3.09. Letter of Credit Fees. (a) The Borrower agrees to pay the Agent, for the account of Chase and the Participating Banks, a non-refundable letter of credit fee with respect to each Letter of Credit, payable in the same currency as that in which such Letter of Credit is denominated, computed at the rate per annum equal to one percent, calculated on the basis of a year of 360 days for the actual days elapsed, of the aggregate undrawn amount under such Letter of Credit on the date on which such fee is calculated. Such fees shall be payable quarterly in advance on the date of issuance of such Letter of Credit and each three month anniversary thereof and shall be nonrefundable.

                  (b) The Borrower agrees to pay Chase, for its own account, its normal and customary administration, amendment, transfer, payment and negotiation fees charged in connection with its issuance and administration of letters of credit.


                  ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC.

         Section 4.01. Additional Costs. The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Borrower under this Section 4.01(a), the Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 4.04.

                   (a) Without limiting the effect of the foregoing provisions of this Section 4.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 4.04).

                   (b) Determinations and allocations by a Bank for purposes of this Section 4.01 of the effect of any Regulatory Change pursuant to subsections
(a) or (b) on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 4.01, shall be conclusive, provided that such determinations and allocations are made in good faith on a reasonable basis.

         Section 4.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

                   (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Fixed Rate Loans as provided in this Agreement; or

                  (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for any type of Fixed Rate Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.05.

         Section 4.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to make or renew Eurodollar Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or renew Eurodollar Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank's outstanding Eurodollar Loans, as the case may be, shall be converted in accordance with Section 4.04.

         Section 4.04. Certain Conversions pursuant to Sections 4.01 and 4.03. If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 4.01 or 4.03, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 4.01(b) or 4.03, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 4.01 or 4.03 which gave rise to such conversion no longer exist:

                   (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans;

                   (b) all Loans which would otherwise be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans; and

                   (c) if Loans of other Banks of the Affected Type are subsequently converted into Loans of another type (other than Variable Rate Loans), such Bank's Variable Rate Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.01 or 4.03 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 4.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be converted upon the written consent of the Borrower, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

         Section 4.05. Certain Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                   (a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made by the Borrower on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

                   (b) any failure by the Borrower to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Sections 2.04, 2.05 or 2.06, as the case may be.

Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the present value of the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the present value of the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 4.05 shall be conclusive absent manifest error.

                        ARTICLE 5. CONDITIONS PRECEDENT.

         Section 5.01. Documentary Conditions Precedent. The obligations of the Banks to make the Loans and the obligations of the Banks to issue any Letter of Credit are subject to the condition precedent that the Agent shall have received on or before the date of such Loans or the issuance of such Letters of Credit each of the following, in form and substance satisfactory to the Agent and its counsel:

                   (a) counterparts of this Agreement executed by each of the Borrower, the Subsidiary Guarantors, the Banks and the Agent;

                   (b) the Notes duly executed by the Borrower;

                   (c) the Security Agreement, the Trademark Security Agreement and the Pledge Agreement duly executed by each of the Obligors a party thereto together with evidence that all actions necessary or appropriate (or, in any event, as may be requested by the Agent) to create, perfect or protect the Liens created or purported to be created by the Security Agreement, the Trademark Security Agreement and the Pledge Agreement have been taken;

                   (d) [Intentionally Omitted];

                   (e) certificates or other evidence of casualty insurance policies with appropriate loss payable endorsements indicating assignment of proceeds thereunder to the Agent for the ratable benefit of the Banks and certificates or other evidence of liability insurance with appropriate endorsements indicating the coverage of the Agent for the ratable benefit of the Banks as an additional insured;

                   (f) certificates of the Secretary or Assistant Secretary of each of the Obligors, dated the Closing Date, (i) attesting to all corporate action taken by such Obligor, including resolutions of its Board of Directors authorizing the execution, delivery and performance of each of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement, (ii) certifying the names and true signatures of the officers of such Obligor authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by such Obligor under this Agreement and (iii) verifying that the charter and by-laws of such Obligor attached thereto are true, correct and complete as of the date thereof;

                   (g) a certificate of a duly authorized officer of each of the
Obligors, dated the Closing Date, stating that the representations and warranties in Article 6 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                   (h) good standing certificates and certified copies of all charter documents with respect to each Obligor certified by the Secretary of State of its jurisdiction of incorporation, and evidence that each of the Obligors is qualified as a foreign corporation in every other jurisdiction in which it does business where the failure to so qualify could reasonably be expected to have a Material Adverse Effect;

                   (i) favorable opinions of (i) Goodwin, Procter & Hoar L.L.P., outside counsel to the Obligors, (ii) Wolin, Fuller, Ridley & Miller L.L.P., special Texas counsel to the Obligors, and (iii) Fredrikson & Byron, P.A., special Minnesota counsel to the Obligors, each dated the Closing Date, in substantially the form of Exhibit C and as to such other matters as the Agent or any Bank may reasonably request;

                   (j) certified complete and correct copies of the financial statements referred to in Section 6.05; and

                   (k) certified complete and correct copies of all documentation (the "All Seasons Term Sheet") evidencing the acquisition of all of the outstanding capital stock (and all rights, options and warrants to purchase capital stock) of All Seasons Services, Inc. (the "All Seasons Acquisition").

On the Closing Date, the Existing Banks shall surrender to the Borrower the Existing Notes held by it under the Existing Credit Agreement, in each case marked "Replaced".

         Section 5.02. Additional Conditions Precedent. The obligations of the Banks to make any Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) or to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Loans, the following statements shall be true: the representations and warranties contained in Article 6, in Article 3 of the Security Agreement, in
Article 3 of the Trademark Security Agreement and in Article 3 of the Pledge Agreement, are true and correct on and as of the date of such Loans or the issuance of such Letters of Credit as though made on and as of such date (except
(x) for in all instances transactions and changes not prohibited by this Agreement and (y) all references to July 1, 1995 in Section 6.05 shall be to the most recent fiscal year end for which financials are available and all references to March 30, 1996 shall be to the most recent fiscal quarter end for which financials are available); and no Default or Event of Default has occurred and is continuing, or would result from such Loans or the issuance of such Letter of Credit.

         Section 5.03. Deemed Representations. Each notice of borrowing hereunder or request for the issuance of a Letter of Credit and acceptance by the Borrower of the proceeds of such borrowing or of the issuance of such Letter of Credit shall constitute a representation and warranty that the statements contained in Section 5.02 are true and correct both on the date of such notice or request and, unless such Borrower otherwise notifies the Agent prior to such borrowing or such issuance, as of the date of such borrowing or such issuance.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

         Each of the Obligors hereby represents and warrants that:

         Section 6.01. Organization, Good Standing and Due Qualification. Each of the Consolidated Entities is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate, partnership or limited liability company power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation, partnership or limited liability company and in good standing under the laws of each other jurisdiction in which such qualification is required and where such failure to qualify could reasonably be expected to have a Material Adverse Effect.

         Section 6.02. Power and Authority; No Conflicts. The execution, delivery and performance by each of the Obligors of the Facility Documents to which it is a party have been duly authorized by all necessary corporate, partnership or limited liability company action and do not and will not: (a) require any consent or approval of its stockholders, partners or members; (b) contravene its organizational documents; (c) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Agreement and the filing of the Trademark Security Agreement), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment,
injunction,   decree,   determination   or  award  presently  in  effect  having
applicability to any Consolidated Entity; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Consolidated Entity is a party or by which it or its properties may be bound or affected if such breach, default or failure to obtain consent could reasonably be expected to have a Material Adverse Effect; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by any Consolidated Entity; or (f) cause any Consolidated Entity to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument if such default could reasonably be expected to have a Material Adverse Effect.

         Section 6.03. Legally Enforceable Agreements. Each Facility Document to which any Obligor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         Section 6.04. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened, against or affecting any Consolidated Entity before any court, governmental agency or arbitrator, which could reasonably be expected to have a Material Adverse Effect.

         Section 6.05. Financial Statements. The consolidated and consolidating balance sheets of the Consolidated Entities as at July 1, 1995, and the related consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for the fiscal year then ended, and the accompanying footnotes, together with the opinion on the consolidated statements of Deloitte & Touche, independent certified public accountants, and the interim consolidated and consolidating balance sheet of the Consolidated Entities, as at March 30, 1996, and the related consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity of the Consolidated Entities, for the nine month period then ended, copies of which have been furnished to each of the Banks, are complete and correct and fairly present the financial condition of the Consolidated Entities at such dates and the results of the operations of the Consolidated Entities for the periods covered by such statements, all in accordance with GAAP consistently applied.

                  (a) The projections and pro forma financial information provided by the Borrower regarding the All Seasons Acquisition are based on good faith estimates and assumptions by the management of the Borrower, it being recognized by the Banks, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material. After reviewing historical financial statements and considering the pro forma position of the Consolidated Entities subsequent to the All Seasons Acquisition, the Borrower believes in good faith that the Consolidated Entities will continue to be in compliance with the financial covenants contained in Article 9 on a pro forma basis.

                  (b) There are no liabilities of any Consolidated Entity, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto and which would be required to be recorded in such financial statements or notes in accordance with GAAP, other than liabilities arising in the ordinary course of business since March 30, 1996. No information, exhibit or report furnished by any Consolidated Entity to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since March 30, 1996, there has been no change which could reasonably be expected to have a Material Adverse Effect.

         Section 6.06. Ownership and Liens. Each of the Consolidated Entities has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by any Consolidated Entity and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder and except for the Liens created by the Security Documents.

         Section 6.07. Taxes. Each of the Consolidated Entities has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. The federal income tax liability of the Consolidated Entities has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended 1984.

         Section 6.08. ERISA. To the best knowledge of each Obligor, each Plan and Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which any Obligor would be under an obligation to furnish a report to the Bank in accordance with
Section 7.08(j) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", which for purposes of this Section 6.08 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of each Obligor, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan under this Agreement. For purposes of this Section 6.08, "material" shall be determined in relation to the financial position of the Consolidated Entities as specified in Section 10.01(g).

         Section 6.09. Subsidiaries and Ownership of Stock. Schedule I sets forth the name of each Subsidiary of the Borrower, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Borrower or another Subsidiary free and clear of all Liens. Except as set forth in Schedule I, neither the Borrower nor any of its Subsidiaries owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

         Section 6.10. Credit Arrangements. Schedule II is a complete and correct list of all credit agreements, indentures, note purchase agreements, guaranties of indebtedness of third parties for borrowed money and guaranties of obligations of third parties as lessees under Capital Leases in excess of $1,000,000, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which any Consolidated Entity is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         Section 6.11. Operation of Business. Each of the Consolidated Entities possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, which are material to conduct its business substantially as now conducted and as presently proposed to be conducted and where the failure to possess such licenses, permits, franchises, patents, copyrights, trademarks and trade names could reasonably be expected to have a Material Adverse Effect, and no Consolidated Entity is in violation of any valid rights of others with respect to any of the foregoing where such violation is material and could reasonably be expected to have a Material Adverse Effect.

         Section 6.12. Hazardous Materials. Each of the Consolidated Entities is in compliance with all Environmental Laws in effect in each jurisdiction where it is presently doing business except where such failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consolidated Entity is subject to any liability under any Environmental Law except where the existence of such liability could not reasonably be expected to have a Material Adverse Effect.

In addition, no Consolidated Entity has received any (i) notice from any governmental authority by which any of its present or previously-owned or leased real properties has been designated, listed, or identified in any manner by any governmental authority charged with administering or enforcing any Environmental Law as a Hazardous Material disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Law,
(ii) notice of any Lien arising under or in connection with any Environmental Law that has attached to any revenues of, or to, any of its owned or leased real properties, or (iii) summons, citation, notice, directive, letter, or other written communication from any governmental authority concerning any intentional or unintentional action or omission by such Consolidated Entity in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Material into the environment resulting in any violation of any Environmental Law, in each case where the effect of which could reasonably be expected to have a Material Adverse Effect.

         Section 6.13. No Default on Outstanding Judgments or Orders. Each of the Consolidated Entities has satisfied all judgments such that the aggregate amount of outstanding judgments not otherwise fully covered by insurance does not exceed $500,000 and no Consolidated Entity is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign which could reasonably be expected to have a Material Adverse Effect.

         Section 6.14. No Defaults on Other Agreements. No Consolidated Entity is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which could reasonably be expected to have a Material Adverse Effect.

         Section 6.15. Labor Disputes and Acts of God. Neither any material part of the business nor the properties of any Consolidated Entity are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

         Section 6.16. Governmental Regulation. No Consolidated Entity is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 6.17. No Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

         Section 6.18.  Solvency.

                  (a) The present balance sheet value of the assets of the consolidated group of the Consolidated Entities after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments and the issuance of all Letters of Credit hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such consolidated group as determined in accordance with GAAP.

                  (b) The Property of each Obligor does not constitute unreasonably small capital for such Obligor to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Obligor.

                  (c) No Obligor intends to, nor does any Obligor believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Obligor, and of amounts to be payable on or in respect of debt of such Obligor). The cash available to such Obligor after taking into account all other anticipated uses of the cash of such Obligor, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Obligor when such amounts are required to be paid.

                  (d) Except as may be otherwise fully covered by insurance, no Obligor believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, such Obligor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to each Obligor after taking into account all other anticipated uses of the cash of such Obligor (including the payments on or in respect of debt referred to in paragraph (c) of this Section 6.18), is anticipated to be sufficient to pay all such final judgments promptly in accordance with their terms.

         Section 6.19. Security Documents. The Security Documents are effective to create in favor of the Agent for the benefit of the Banks a legal, valid and enforceable Lien on and security interest in all right, title and interest of each Obligor in the Collateral securing the obligations of the Obligors under this Agreement, the Notes, the Letters of Credit and the other Facility Documents. To the extent that a Lien on and security interest in the Collateral can be perfected by the filing of financing statements under the Uniform Commercial Code, the Agent has a fully perfected and continuing first priority Lien on and security interest in such Collateral described in the Security Agreement, the Trademark Security Agreement and the Pledge Agreement, free from all Liens other than Liens permitted under Section 8.03.

                  ARTICLE 7.  AFFIRMATIVE COVENANTS.

         So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment under this Agreement, the Borrower shall, and shall cause each of its Subsidiaries to:

         Section 7.01. Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required and where such failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         Section 7.02. Conduct of Business. Continue to engage in a business of the same general type as conducted by it on the date of this Agreement.

         Section 7.03. Maintenance of Properties. Maintain, keep and preserve all of its Properties, tangible and intangible, (except those assets no longer used or useful in the conduct of its business) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 7.04. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Consolidated Entities.

         Section 7.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         Section 7.06. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its Property unless contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP.

         Section 7.07. Right of Inspection. At any reasonable time and from time to time, and upon reasonable advance notice but no advance notice shall be required if a Default or an Event of Default then exists, permit the Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, such Consolidated Entity, and to discuss the affairs, finances and accounts of such Consolidated Entity with its officers and directors and independent accountants.

         Section 7.08. Reporting  Requirements.  Furnish directly to each of the
Banks:

                   (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Consolidated Entities as of the end of such fiscal year and consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon acceptable to the Agent and each of the Banks by Deloitte & Touche or other independent accountants of national standing selected by the Borrower; provided that delivery within the period specified above of copies of the Annual Report on Form 10-K of the Borrower filed with the Securities and Exchange Commission, together with the adjustments to such consolidated financial statements necessary to provide consolidating information for each of its Subsidiaries, shall be deemed to satisfy the requirements of this Section 7.08(a) so long as such Form 10-K as so adjusted shall contain the information referred to in this
Section 7.08(a);

                   (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Consolidated Entities as of the end of such quarter and consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (subject to year-end adjustments); provided that delivery within the period specified above of copies of the Quarterly Report on Form 10-Q of the Borrower filed with the Securities and Exchange Commission, together with the adjustments to such consolidated financial statements necessary to provide consolidating information for each of its Subsidiaries, shall be deemed to satisfy the requirements of this Section 7.08(b) so long as such Form 10-Q as so adjusted shall contain the information referred to in this
Section 7.08(b);

                   (c) simultaneously with the delivery of the financial statements referred to above, a Compliance Certificate of the chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and
(ii) with computations  demonstrating compliance with the covenants contained in
Article 9;

                   (d) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                   (e) as soon as  available  and in any  event  within  30 days after the end of each  fiscal year of the  Borrower,  a written  report  setting forth, among other things, in reasonable detail (i) the plans by the Consolidated Entities for such fiscal year for financial, marketing and other corporate strategies and covering such matters as are customary in the restaurant and food service industries, and setting forth the amounts budgeted for revenues and expenses and operating cash flow for such fiscal year and (ii) the plans by the Consolidated Entities for the current fiscal year for financial, marketing and other corporate strategies and covering such matters as are customary in the restaurant and food service industries, and setting forth the amounts budgeted for revenues and expenses and operating cash flow for the current fiscal year;

                   (f) as soon as available and in any event no later than 10 days prior to any Consolidated Entity making an Acquisition, copies of all historical financial statements of the business being acquired and pro forma financial statements of the Consolidated Entities reflecting such Acquisition;

                   (g) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Consolidated Entity which, if determined adversely to such Consolidated Entity, could reasonably be expected to have a Material Adverse Effect;

                   (h) as soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Obligors with respect thereto;

                   (i) as soon as possible, and in any event within ten days after any Obligor knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan, whichever is applicable, have occurred or exist, a statement signed by a senior financial officer of such Obligor setting forth details respecting such event or condition and the action, if any, which such Obligor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition): any reportable event, as defined in
Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan; the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan; the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA
Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; any event or circumstance exists which may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections
412(c)(11) or 412(n) of the Code with respect to any Plan; and the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Consolidated Entities, on a consolidated basis; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any consecutive 3 year period $500,000.

                  (j) promptly after the request of any Bank, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

                   (k) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which any Consolidated Entity files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                   (l) promptly after the commencement thereof or promptly after any Obligor knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

                   (m) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request.

         Section 7.09. Additional Subsidiary Guarantors. In the event that any Subsidiary of the Borrower shall have as determined at the end of each fiscal quarter of the Borrower assets greater than $1,500,000 (as determined in accordance with GAAP), the Borrower will immediately cause such Subsidiary to become a "Subsidiary Guarantor" (and thereby an Obligor hereunder) pursuant to an Assumption Agreement, and shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Article 4 of the Existing Credit Agreement or as the Agent shall have reasonably requested.

                  ARTICLE 8.  NEGATIVE COVENANTS.

         So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment under this Agreement, the Borrower shall not, and shall cause each of its Subsidiaries not to:

         Section 8.01. Debt. Create, incur, assume or suffer to exist any Debt, except:

                   (a) Debt of the Obligors under this Agreement, the Notes, the Letters of Credit and the other Facility Documents;

                   (b) Debt described in Schedule II and, unless otherwise identified with an asterisk on Schedule II, any renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

                   (c) Consolidated Subordinated Debt;

                   (d) Debt of any Obligor to any other  Obligor,  provided that
(i) if such Debt is secured, such Debt is evidenced by a promissory note and such note together with such security is pledged as collateral for the Loans, the Letter of Credit Obligations and the other obligations under the Facility Documents and (ii) if Debt is evidenced by a promissory note or other instrument, such note is pledged to the Agent as collateral for the Loans, the Letter of Credit Obligations and the other obligations under the Facility Documents;

                   (e) Debt  consisting  of  Guaranties  permitted  pursuant  to
Section 8.02;

                   (f) accounts payable to trade creditors in the ordinary course of business for goods or services;

                   (g) Debt of any Consolidated Entity secured by purchase money Liens or incurred in connection with Capital Leases provided that the aggregate amount of such Debt for all Obligors shall not exceed at any time $15,000,000; and

                   (h) other Debt of any Consolidated Entity not listed in clauses (a) through (g), inclusive, provided that the aggregate amount of such Debt for all Consolidated Entities does not exceed $1,000,000 at any time.

         Section 8.02. Guaranties, Etc. Assume, guarantee, endorse or otherwise become directly or contingently responsible or liable for any Guaranty, except:

                   (a) Guaranties by the Subsidiaries of the Borrower of the Obligations;

                   (b) Guaranties by endorsement of negotiable instruments for deposit or collection, similar transactions in the ordinary course of business;

                   (c)  Guaranties   constituting  Debt  permitted  pursuant  to
Section 8.01;

                   (d) Guaranties by any Obligor of any obligations of any other
Obligor  permitted   hereunder  provided  that  the  aggregate  amount  of  such obligations for all Obligors does not exceed $5,000,000;

                   (e) Guaranties by Fuddruckers, Inc. of rental payments owed by Atlantic Restaurant Ventures, Inc. under leases of "Fuddruckers" restaurants which will be or have been entered into in the ordinary course of business; and

                   (f) Guaranties by the Borrower of obligations under leases permitted under Section 8.04.

         Section 8.03. Liens. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its Properties, now owned or hereafter acquired, except:

                   (a) Liens in favor of the Agent on behalf of the Banks securing the Loans and the Letter of Credit Obligations hereunder;

                   (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP;

                   (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 60 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

                   (d)  Liens   under   workmen's   compensation,   unemployment
insurance, social security or similar legislation (other than ERISA);

                   (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                   (f) judgment and other similar Liens arising in connection with court proceedings which do not exceed $1,000,000 in the aggregate or where the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                   (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by any Obligor of the Property encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;

                   (h) Liens described on Schedule IV not otherwise permitted under this Section 8.03 and, to the extent that such Lien secures Debt permitted under Section 8.01(b), Liens that secure any renewals, extensions or refinancings of such Debt, but not the extension of such Lien to other Property;

                   (i) purchase money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that any Property subject to any of the foregoing is acquired by any Obligor in the ordinary course of its business and the Lien on any such Property is created contemporaneously with such acquisition; the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the Property covered thereby to such Obligor acquiring the same; each such Lien shall attach only to the Property so acquired and fixed improvements thereon; and the obligations secured by such Lien are permitted by the provisions of Section 8.01(g).

         Section 8.04. Leases. Create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal Property, except:

                   (a) leases existing on the date of this Agreement and any extensions or renewals thereof;

                   (b) operating leases (other than Capital Leases) which are entered into in the ordinary course of business;

                   (c) leases between any Obligor and any other Obligor; and

                   (d)  Capital  Leases  permitted  by Section  8.01 and Section
8.03.

         Section 8.05. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except:

                   (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                   (b) commercial paper of a domestic issuer rated at least "A1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.;

                   (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $100,000,000;

                   (d)  for  stock,   obligations  or  securities   received  in
settlement of debts (created in the ordinary course of business) owing to such Consolidated Entity;

                   (e) in connection with any Acquisition permitted by Section 8.11;

                   (f) advances for reimbursement of expenses of employees incurred in the ordinary course of business;

                   (g) to or in any Obligor; and

                   (h) in Property to be used or useful in the ordinary course of business of such Consolidated Entity.

         Section 8.06. Dividends. Declare or pay, any dividends, purchase, redeem, retire or otherwise acquire for value, any of its capital stock now or hereafter outstanding, or make, any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Consolidated Entity, or allocate or otherwise set apart, any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make, any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, or make, payments of interest on, or payments or prepayments of principal of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of principal or interest, on Consolidated Subordinated Debt, except that:

                   (a) any Consolidated Entity may declare and deliver dividends and make distributions payable solely in its common stock;

                   (b) any Consolidated Entity may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; and

                   (c) any Consolidated Entity may declare and deliver dividends and make distributions to the Borrower or any Obligor.

         Section 8.07. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests); except:

                   (a) for inventory disposed of in the ordinary course of business;

                   (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;

                   (c) that any Obligor may sell, lease, assign, or otherwise transfer its assets to any other Obligor; and

                   (d) that any Obligor may license its intellectual Property to franchisees in the ordinary course of business.

         Section 8.08. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary of the Borrower, except in connection with a transaction permitted under Section 8.10, or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

         Section 8.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Consolidated Entity's business and upon fair and reasonable terms no less favorable to such Consolidated Entity than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 8.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), except that:

                   (a) any Consolidated Entity may merge into or consolidate with or transfer assets to any Obligor; and

                   (b) any Consolidated Entity may effect any Acquisition permitted by Section 8.11.

         Section  8.11.  Acquisitions.   Make  any  Acquisition  other  than  an
Acceptable Acquisition.

         Section 8.12. No Activities Leading to Forfeiture. Engage in or propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding.

         Section 8.13. Amendments or Waivers of Certain Documents. (a) Defease or make any payments the effect of which is to defease, or make any voluntary or optional payment or prepayment on, or redemption of, Consolidated Subordinated Debt in whole or in part, (b) amend, supplement or otherwise change (or agree to any amendment or other change of) the terms of Consolidated Subordinated Debt, if the effect of such amendment, supplement or change is to increase the interest rate on Consolidated Subordinated Debt, advance the dates upon which payment of principal or interest are due on Consolidated Subordinated Debt (including any change that adds or modifies mandatory prepayments), change, in a manner materially adverse to the Consolidated Entities or which confers additional rights on the holders thereof, any event of default or covenant (or any definition relating thereto) with respect to Consolidated Subordinated Debt, change the redemption or repurchase provisions with respect to Consolidated Subordinated Debt in a manner materially adverse to the Consolidated Entities or which confers additional rights on the holders thereof, change the subordination provisions of Consolidated Subordinated Debt or otherwise increase the obligations of the obligor or confer additional rights on the holders of Consolidated Subordinated Debt without, in each case, obtaining the prior written consent of the Required Banks to such amendment or change.

                         ARTICLE 9. FINANCIAL COVENANTS.

So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment under this Agreement and as determined as of the end of each fiscal quarter of the Borrower, each of the Obligors jointly and severally covenant that:

         Section 9.01. Interest Coverage Ratio. The Interest Coverage Ratio shall be not less than 3.00 to 1.00.

         Section 9.02. Minimum Tangible Net Worth. Consolidated Tangible Net Worth shall not be less than the sum of (a) $75,000,000 plus (b) for each fiscal year of the Borrower ending after June 29, 1996, the aggregate sum of the Fiscal Year Net Worth Increase Amounts calculated for each such fiscal year.

         Section 9.03. Leverage Ratio. The Leverage Ratio shall be not greater than 2.00 to 1.00.

         Section 9.04. Tangible Assets. Consolidated Tangible Assets shall be not less than $175,000,000.

         Section 9.05. Net Income. Consolidated Net Income for the two (2) most recently ended fiscal quarters shall be not less than $0 for both such quarters.

         Section 9.06. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall be not less than 1.25 to 1.00.

                         ARTICLE 10. EVENTS OF DEFAULT.

         Section 10.01. Events of Default. Any of the following events shall be an "Event of Default":

                   (a) the Borrower shall: (i) fail to pay the principal of any Note on or before ten (10) days after the date when due and payable; (ii) fail to pay any Reimbursement Obligation when due; or (iii) fail to pay interest on any Note or any fee or other amount due hereunder on or before ten (10) days after the date when due and payable;

                   (b) any material representation or warranty made or deemed made by any Obligor in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                   (c) any Obligor shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.03 or Section 3.02, Section
8.06 through Section 8.11, inclusive, or Article 9; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document and such failure shall continue for 30 consecutive days;

                   (d) any Consolidated Entity shall: (i) fail to pay any indebtedness aggregating in excess of $500,000, including but not limited to material indebtedness for borrowed money (excluding the payment obligations described in (a) above), of such Obligor or any such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                   (e) any Consolidated Entity: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.03(b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

                   (f) one or more judgments, decrees or orders for the payment of money not otherwise fully covered by insurance in excess of $1,000,000 in the aggregate shall be rendered against any Consolidated Entity and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                   (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which any Obligor is under an obligation to furnish a report to the Bank in accordance with Section 7.08(j) hereof and as a result of such event or condition, together with all other such events or conditions, such Obligor has incurred or in the opinion of the Banks is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Consolidated Entities; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed $500,000 in the aggregate during the term of this Agreement;

                   (h) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 7.08(j)(viii) hereof);

                   (i) (I) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 25% or more of the outstanding shares of voting stock of the Borrower; and (ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower cease for any reason to constitute a majority of the board of directors of the Borrower;

                   (j) (i) any Forfeiture Proceeding shall have been commenced or any Obligor shall have given any Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 9.08(l) and such Forfeiture Proceeding is not dismissed within 15 days of such commencement; or (ii) any Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced and such Forfeiture Proceeding is not dismissed within 15 days of such commencement;

                   (k) any of the Security Documents shall at any time after its execution and delivery and for any reason cease: (i) to create a valid and perfected first priority security interest in and to the Property purported to be subject to such Agreement to the extent such security interest can be perfected by the filing of financing statements under the Uniform Commercial Code; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or any Obligor shall deny it has any further liability or obligation under the Security Documents or any Obligor shall fail to perform any of its obligations thereunder; or

                   (l) the subordinating party shall have breached any of the subordination provisions of any document, agreement or instrument evidencing or relating to Consolidated Subordinated Debt.

         Section 10.02. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by written notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and so shall the obligations of Chase to issue any Letter of Credit, (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes and the other Facility Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and/or (c) direct the Borrower to pay to the Agent an amount, to be held as cash security in the cash collateral account held by the Agent under Section 3.08, equal to the Letter of Credit Obligations then outstanding; provided that, in the case of an Event of Default referred to in Section 10.01(e) or Section 10.01(i)(i) above, the Commitments shall be immediately terminated, and the Notes, the Letter of Credit Obligations, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 10.03. Cure. With respect to, and only with respect to, Events of Default arising from the breach of any covenant contained in Section 8.01 through Section 8.05, inclusive, prior to the exercise of remedies under Section
10.02 and/or under the Security Documents, the Borrower shall be entitled to receive written notice from the Agent (or any Bank) and an opportunity to cure during the 15 day period subsequent to the date of such notice; provided that such entitlement to notice and opportunity to cure shall only be available so long as each Obligor complies with all of its obligations under Section 7.08.

                       ARTICLE 11. UNCONDITIONAL GUARANTY.

         Section 11.01. Guarantied Obligations. Each of the Subsidiary Guarantors, jointly and severally, in consideration of the execution and delivery of this Agreement by the Banks and the Agent, hereby irrevocably and unconditionally guarantees to the Agent, for the benefit of the Banks, as and for such Subsidiary Guarantor's own debt, until final payment has been made:

                   (a) the due and punctual payment in cash of the Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof, it being the intent of the Subsidiary Guarantors that the guaranty set forth in this Section 11.01 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection; and

                   (b) the punctual and faithful performance, keeping, observance, and fulfillment by each of the Obligors of all duties, agreements, covenants and obligations of the Obligors contained in each of the Facility Documents to which it is a party.

         Section 11.02. Performance Under This Agreement. In the event the Borrower or any Subsidiary Guarantor fails to make, on or before the due date thereof, any payment of the principal of, or interest on, the Notes, the Letter of Credit Obligations or of any other amounts payable, or any other indebtedness owing, under any of the Facility Documents or if the Borrower or any Subsidiary Guarantor shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 11.01 hereof in the manner provided in the Notes, the Letters of Credit or in any of the other Facility Documents, the Subsidiary Guarantors shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred.

         Section 11.03. Waivers. To the fullest extent permitted by law, each Subsidiary Guarantor does hereby waive:

                   (a) notice of acceptance of the Unconditional Guaranty;

                   (b) notice of any borrowings under this Agreement, or the creation, existence or acquisition of any of the Obligations, subject to such Subsidiary Guarantor's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time;

                   (c) notice of the amount of the Obligations, subject to such Subsidiary Guarantor's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time;

                   (d) notice of adverse change in the financial condition of the Borrower, any other Subsidiary Guarantor or any other fact that might increase such Subsidiary Guarantor's risk hereunder;

                   (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes, the Letters of Credit or any other instrument;

                   (f) notice of any Default or Event of Default;

                   (g) all other notices and demands to which such Subsidiary Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to such Subsidiary Guarantor hereunder or under the other Facility Documents);

                   (h) the right by statute or otherwise to require any or each Bank or the Agent to institute suit against the Borrower or to exhaust the rights and remedies of any or each Bank or the Agent against the Borrower, such Subsidiary Guarantor being bound to the payment of each and all Obligations, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to each Bank by such Subsidiary Guarantor; and

                   (i) any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof.

Until all of the Obligations shall have been paid in full, none of the Subsidiary Guarantors shall have any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and no right of recourse to or with respect to any assets or Property of the Borrower or any other Subsidiary Guarantor. Nothing shall discharge or satisfy the obligations of the Subsidiary Guarantor hereunder except the full and final performance and payment of the Obligations by the Subsidiary Guarantors, upon which each Bank agrees to transfer and assign its interest in the Notes to the Subsidiary Guarantors without recourse, representation or warranty of any kind (other than that such Bank owns such Notes and that such Notes are free of Liens created by such holder). If an Event of Default shall exist, all of the Obligations shall in the manner and subject to the limitations provided herein for the acceleration of, the Notes and the Letter of Credit Obligations, forthwith become due and payable without notice.

         Section 11.04. Releases. Each of the Subsidiary Guarantors consents and agrees that, without notice to or by such Subsidiary Guarantor and without affecting or impairing the obligations of such Subsidiary Guarantor hereunder, each Bank or the Agent, in the manner provided herein, by action or inaction, may:

                   (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes or the other Facility Documents;

                   (b) grant other indulgences to the Borrower in respect thereof;

                   (c) amend or modify in any manner and at any time (or from time to time) any one or more of the Notes, the Letters of Credit and the other Facility Documents in accordance with Section 13.01 or otherwise;

                   (d) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not; and

                   (e) exchange, enforce, waive, or release, by action or inaction, any security for the Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of any of the Notes or the Letter of Credit Obligations.

         Section 11.05. Marshaling. Each of the Subsidiary Guarantors consents and agrees that:

                   (a) the Agent shall be under no obligation to marshal any assets in favor of such Subsidiary Guarantor or against or in payment of any or all of the Obligations; and

                   (b) to the extent the Borrower or any other Subsidiary Guarantor makes a payment or payments to any Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and such Subsidiary Guarantor shall be primarily liable for such obligation.

         Section 11.06. Liability. Each of the Subsidiary Guarantors agrees that the liability of such Subsidiary Guarantor in respect of this Article 11 shall be immediate and shall not be contingent upon the exercise or enforcement by any Bank or the Agent of whatever remedies such Bank or the Agent may have against the Borrower or any other Subsidiary Guarantor or the enforcement of any Lien or realization upon any security such Bank or the Agent may at any time possess.

         Section 11.07. Primary Obligation. The Unconditional Guaranty set forth in this Article 11 is a primary and original obligation of each of the Subsidiary Guarantors and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes and the Letter of Credit Obligations) of or by the Borrower or any other Subsidiary Guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and the other Facility Documents) of the Borrower or any other Subsidiary Guarantor.

         Section 11.08. Election to Perform Obligations. Any election by any of the Subsidiary Guarantors to pay or otherwise perform any of the obligations of the Borrower under the Notes or under any of the other Facility Documents, whether pursuant to this Article 11 or otherwise, shall not release the Borrower from such obligations or any of its other obligations under the Notes or under any of the other Facility Documents.

         Section 11.09. No Election. The Agent shall have the right to seek recourse against any one or more of the Subsidiary Guarantors to the fullest extent provided for herein for such Subsidiary Guarantor's obligations under this Agreement (including, without limitation, this Article 11) in respect of the Notes. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Agent's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Bank or the Agent against the Borrower under any document or instrument evidencing obligations of the Borrower to such Bank or the Agent shall serve to diminish the liability of any of the Subsidiary Guarantors under this Agreement (including, without limitation, this Article 11) except to the extent that such Bank finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon any Subsidiary Guarantor's right of subrogation against the Borrower.

         Section 11.10. Severability. Subject to Article 10 hereof, each of the rights and remedies granted under this Article 11 to the Agent may be exercised by the Agent without notice by the Agent to, or the consent of or any other action by, the Agent, provided that each of the Subsidiary Guarantors will give the Agent immediate notice of any exercise of rights and remedies by the Agent under this Article 11.

         Section 11.11. Other Enforcement Rights. The Agent may proceed, as provided in Article 11 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 11) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. Each Bank shall have, to the fullest extent permitted by law and this Agreement, a Lien upon, and right of set-off against, any and all credits and any and all other Property of any Subsidiary Guarantor, now or at any time whatsoever with, or in the possession of, such holder, or anyone acting for such holder, as security for any and all obligations of the Subsidiary Guarantors hereunder and such Lien shall be deemed permitted for all purposes under Article 8 hereof.

         Section 11.12. Delay or Omission; No Waiver. No course of dealing on the part of any Bank or the Agent and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Article 11) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Bank or the Agent may be exercised from time to time as often as may be deemed expedient by such Person.

         Section 11.13. Restoration of Rights and Remedies. If any Bank or the Agent shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Note held by such Bank, or under any Security Document, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Bank or the Agent, then and in every such case each such Bank, the Agent, the Borrower and each Subsidiary Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Bank or the Agent shall continue as though no such proceeding had been instituted.

         Section 11.14. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 11), the Notes or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder this Agreement (including, without limitation, this Article 11), under the Notes, the Letters of Credit or under any of the other Facility Documents.

         Section 11.15. Survival. So long as the Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Subsidiary Guarantors under this Article 11 shall survive the transfer and payment of any Note and the payment in full of all the Notes and the Letter of Credit Obligations and the expiration and termination of the Commitments.

                             ARTICLE 12. THE AGENT.

         Section 12.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 12.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by any Obligor or any officer or official of such Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or the Letters of Credit or for any failure by any Obligor to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 12.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it and the Letter of Credit Obligations attributable to it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan or Letter of Credit Obligation from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or Letter of Credit Obligation.

         Section 12.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans and the Letter of Credit Obligations to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or any Obligor specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 12.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         Section 12.04. Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Letter of Credit Obligations attributable to it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, any Obligor (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from any Obligor for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about any Obligor, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

         Section 12.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 13.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Obligors under Section 13.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks and the Letter of Credit Obligations attributable to the Banks (without giving effect to any participations, in all or any portion of such Loans or such Letter of Credit Obligations, sold by them to any other Person) (or, if no Loans or Letter of Credit Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Obligors are obligated to pay under Section 13.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the negligence or willful misconduct of the party to be indemnified.

         Section 12.06. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

         Section 12.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Obligors of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the Properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

         Section 12.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 12.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 12.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York or Boston, Massachusetts. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 12.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         Section 12.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Obligors on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of any Obligor to perform its obligations hereunder or under any other Facility Document.

         Section 12.12. Transfer of Agency Function. Without the consent of the Obligors or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Obligors and the Banks thereof.

         Section 12.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

         Section 12.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan, Letter of Credit or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

         Section 12.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor or make any payment with respect to any Reimbursement Obligation on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank or to make any payment with respect to any Reimbursement Obligation. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         Section 12.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.04 shall be made from the Banks, each reduction or termination of the amount of the Commitments under
Section 2.07 shall be applied to the Commitments of the Banks, and each payment of commitment fee accruing under Section 2.11 shall be made for the account of the Banks, pro rata according to the amounts of their respective unused
Commitments; (b) each conversion under Section 2.05 of Loans of a particular type (but not conversions provided for by Section 4.04), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks and
(d) each prepayment and payment of Letter of Credit Obligations shall be made pro rata in accordance with the Pro Rata Share of the Banks in the Letter of Credit Obligations attributable to such Banks.

         Section 12.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it or any payment of any Letter of Credit Obligations attributable to it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by, or the Letter of Credit Obligations attributable to, the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans and the Letter of Credit Obligations held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Obligors agree that any Bank so purchasing a participation (or direct interest) in the Loans made by, or the Letter of Credit Obligations attributable to, the other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Obligors.

         Section 12.18. Security Documents. Subject to the foregoing provisions of this Section 12, the Agent shall, on behalf of the Banks: (a) execute any and all of the Security Documents on behalf of the Banks; (b) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (c) exercise any and all rights, powers and remedies of the Banks under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of
Section 12.03; (d) execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Banks; and (e) in the event of acceleration of the Borrower's obligations hereunder, use its best efforts to sell or otherwise liquidate or dispose of the Collateral and otherwise exercise the rights of the Banks thereunder upon the direction of the Required Banks.

         Section 12.19. Collateral. Notwithstanding Section 12.18, the Agent and the other Banks agree, as among themselves, that the Agent shall not, without the consent of the Required Banks, make any sale or disposition of the Collateral pursuant to any of the Security Documents. The Agent acknowledges to the other Banks that it is acting in an agency capacity hereunder and that the security interest in the Collateral granted under the Security Documents secures the obligations of the Obligors under this Agreement, the Notes, the Letters of Credit and the other Facility Documents owing to all of the Banks. In the event of any Default or Event of Default, the Agent will apply and/or pay over to the Banks any net proceeds derived from the Collateral pro rata on the basis of the aggregate unpaid principal amount of the Loans made by the Banks and the Letter of Credit Obligations attributable to the Banks. The Agent will be reimbursed or properly indemnified by the Banks in the event the Agent is requested by the Banks to take or omit to take any action with respect to the Collateral (any such reimbursement or indemnification to be pro rata as provided in Section 12.05). The Agent shall have the right to retain counsel to advise it as to any action or decision with respect to the Collateral and shall be reimbursed by the other Banks for the cost of the same (to the extent the Agent is not reimbursed by any Obligor) prior to distributing any of the Collateral or any proceeds thereof (any such reimbursement to be pro rata as aforesaid).

         Section 12.20. Amendment of Section 12. Except with respect to Sections
12.18 and 12.19, the Borrower hereby agrees that the foregoing provisions of this Section 12 constitute an agreement amount the Agent and the Banks (and the Agent and the Banks acknowledge that the Borrower is not a party to or bound by such foregoing provisions) and that any and all of the provisions of this
Section 12 may be amended at any time by the Required Banks without the consent or approval of, or notice to, the Borrower.

                           ARTICLE 13. MISCELLANEOUS.

         Section 13.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any other
Facility Document may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the consent of the Required Banks and any provision of this Agreement or any other Facility Document may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks:
(a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 13.01,
(e) amend the definition of the term "Required Banks", (f) waive any of the conditions precedent set forth in Article 5 hereof, (g) discharge any Subsidiary Guarantor from its Unconditional Guaranty under Article 10 hereof or (h) release all or any part of the Collateral (except for sales otherwise allowed hereunder) and provided, further, that any amendment of Article 12 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 13.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

         Section 13.03. Expenses. The Obligors shall reimburse the Agent on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) in connection with the preparation of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Facility Document and any other documents prepared in connection herewith or therewith. The Obligors shall reimburse the Agent and each Bank for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and each
Bank) in connection with the enforcement or preservation of any rights or remedies during the existence of an Event of Default (including, without limitation, in connection with any restructuring or insolvency or bankruptcy proceeding). The Obligors agree to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) directly relating to this Agreement or to any actual or proposed use by the Borrower of the proceeds of the Loans or to the performance or enforcement of this Agreement or the other Facility Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified).

         Section 13.04. Survival. The obligations of the Obligors under Sections 4.01, 4.05 and 13.03 shall survive the repayment of the Loans and the Letters of Credit and the termination of the Commitments.

         Section 13.05.  Assignment; Participations.

                   (a) This Agreement  shall be binding upon, and shall inure to the benefit of, the Obligors, the Agent, the Banks and their respective successors and assigns, except that the Obligors may not assign or transfer their rights or obligations hereunder. Each Bank may assign, or sell participations in, all or any part of any Loan or its rights and obligations under the Letters of Credit to another bank or other entity; provided that any such assignment by such Bank of its rights and obligations in respect of the Letters of Credit shall require the prior consent of Chase such consent not to be unreasonably withheld; provided further that (i) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 shall be determined as if such Bank had not sold such participation. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Obligors in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In connection with any assignment pursuant to this paragraph (a), the assigning Bank shall pay the Agent an administrative fee for processing such assignment in the amount of $5,000.

                   (b) In addition to the assignments and participations permitted under paragraph (a) above, any Bank may assign and pledge all or any portion of its Loans, its Notes and its rights and obligations under the Letters of Credit to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

         Section 13.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed by telex, telecopy or other writing, and to the Banks and to the Obligors by ordinary mail or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when the telecopy is transmitted to the telecopier number as aforesaid; provided that notices to the Agent and the Banks shall be effective upon receipt.

         Section 13.07. Setoff. The Obligors agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Obligors at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Obligors to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to the Obligors), in which case it shall promptly notify the Obligors and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Obligors hereunder shall be made without setoff or counterclaim.

         Section 13.08. JURISDICTION; IMMUNITIES. (a) THE OBLIGORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY MASSACHUSETTS STATE OR UNITED STATES FEDERAL COURT SITTING IN SUFFOLK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE OBLIGORS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS STATE OR FEDERAL COURT. THE OBLIGORS IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE OBLIGORS AT ITS ADDRESS SPECIFIED IN SECTION 13.06. THE OBLIGORS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE OBLIGORS FURTHER WAIVE ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE OBLIGORS FURTHER AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN MASSACHUSETTS STATE OR UNITED STATES FEDERAL COURT SITTING IN SUFFOLK COUNTY. THE OBLIGORS WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL.

                  (b) Nothing in this Section 13.08 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against any Obligor or its Property in the courts of any other jurisdictions.

                  (c) To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, such Obligor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

         Section 13.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 13.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. To the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable laws pertaining to fraudulent conveyance and any applicable business corporation, partnership and limited liability company laws) otherwise would render the full amount of any Subsidiary Guarantor's obligations hereunder and under the other Facility Documents invalid or unenforceable, such Subsidiary Guarantor's obligations hereunder and under the other Facility Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

         Section 13.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 13.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 13.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF
THE COMMONWEALTH OF MASSACHUSETTS.

         Section 13.14. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Obligors pursuant to this Agreement which is identified by the Obligors as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to use reasonable precautions to keep such information confidential; and provided finally that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Obligers.

         Section 13.15. Treatment of Certain Information. The Obligors (a) acknowledge that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledge that information delivered to each Bank by the Obligors may be provided to each such subsidiary and affiliate.

         Section 13.16. New Subsidiary Guarantors. Each of the Obligors not a signatory to the Existing Credit Agreement unconditionally and irrevocably accepts, adheres to, and becomes party to and bound as a "Subsidiary Guarantor" under this Agreement, as fully if such Obligor had been signatory to the Existing Credit Agreement as a "Subsidiary Guarantor". In confirmation (but without limitation) of the foregoing, each such Obligor hereby (a) unconditionally agrees to make prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal and interest on all of the Obligations and (b) unconditionally grants, bargains, conveys, assigns, transfers, mortgages, hypothecates, pledges, confirms and grants a continuing security interest to the Agent, for the ratable benefit of the Banks, in and to the Collateral.

         Section 13.17. Reaffirmation. Each of the Obligors acknowledges that the Liens granted to the Agent under the Security Documents in the Collateral secures all obligations of each of the Obligors under this Agreement, the Notes, the Letters of Credit and the other Facility Documents, including, without limitation, all liabilities and obligations under the Loans as herein modified and increased and all of the Letter of Credit Obligations. All references to "Note" or "Notes" in any Facility Document shall be deemed to be to the Notes issued hereunder. All references to "Secured Obligations" in any Facility Document shall be deemed to include all liabilities and obligations under the Loans as herein modified and increased and all of the Letter of Credit Obligations. Each of the Obligors further acknowledges and reaffirms all of its other respective obligations and duties under the Facility Documents to which it is a party.

         Section 13.18. All Seasons Acquisition. Notwithstanding Section 8.05 and Section 8.11, each of the Agent and the Banks hereby consents to the All Seasons Acquisition in accordance with the terms of the All Seasons Term Sheet for a purchase price of approximately $15,000,000 in Borrower common stock and the contemporaneous repayment of all of the outstanding Debt of All Seasons Services, Inc. in the approximate amount of $12,000,000-$14,000,000. Each of the Agent and the Banks hereby agrees that the All Seasons Acquisition shall not be counted towards the $12,500,000 annual limitation contained in the definition of "Acceptable Acquisition" in Section 1.01.

         Section  13.19.  AEI  Sale-Leasebacks.  Notwithstanding  Section  8.03,
Section 8.04, Section 8.05, Section 8.07 and Section 8.11, each of the Agent and the Banks hereby consents to a development and sale-leaseback financing facility up to a maximum principal amount of $40,000,000 for the proposed purchase and subsequent sale by Champps Entertainment, Inc. ("Champps") of newly constructed restaurants to, and the simultaneous leaseback from, AEI Fund Management, Inc. ("AEI") substantially in accordance with the terms and conditions of the commitment letter dated December 7, 1995 from AEI to Champps, copies of which have been furnished to the Banks. Each of the Agent and the Banks hereby agrees that the purchase of any such restaurant subject to such sale-leaseback shall not be counted towards the $12,500,000 annual limitation contained in the definition of "Acceptable Acquisition" in Section 1.01.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             DAKA INTERNATIONAL, INC.


                             By:
                             Name:
                             Title:


                             FUDDRUCKERS, INC.


                             By:
                             Name:
                             Title:


                             DAKA, INC.


                             By:
                             Name:
                             Title:


                             CASUAL DINING VENTURES, INC.


                             By:
                             Name:
                             Title:


                             ATLANTIC RESTAURANT VENTURES, INC.


                             By:
                             Name:
                             Title:



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                             DAKA RESTAURANTS, L.P.
                             By its General Partner, Daka, Inc.


                             By:
                             Name:
                             Title:


                             FRENCH QUARTER COFFEE COMPANY


                             By:
                             Name:
                             Title:


                             AMERICANA DINING CORP.


                             By:
                             Name:
                             Title:


                             CHAMPPS ENTERTAINMENT OF EDISON, INC.


                             By:
                             Name:
                             Title:


                             CHAMPPS ENTERTAINMENT OF TEXAS, INC.


                             By:
                             Name:
                             Title:



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                             CHAMPPS ENTERTAINMENT OF WAYZATA, INC.


                             By:
                             Name:
                             Title:


                             CHAMPPS ENTERTAINMENT, INC.


                             By:
                             Name:
                             Title:

                             SPECIALTY CONCEPTS, INC.


                             By:
                             Name:
                             Title:

                             Address for Notices:

                             One Corporate Place
                             55 Ferncroft Road
                             Danvers, Massachusetts 01923
                             Telecopier No.:(508)774-1334

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                             AGENT:
                             THE CHASE MANHATTAN BANK, N.A.


                             By:
                             Name:
                             Title:

                             Address for Notices:

                             4 Chase Metrotech Center
                             13th Floor
                             Brooklyn, NY  11245
                             Attention: New York Agency

                             with a copy to:

                             c/o Chemical New England Corporation
                             85 Welles Avenue
                             Suite 200
                             Boston, MA 01259

                             Attention: Roger Stone


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                             BANKS:
                             THE CHASE MANHATTAN BANK, N.A.


                             By:
                             Name:
                             Title:



                             Lending Office and Address for Notices:

                             c/o Chemical New England Corporation
                             85 Welles Avenue
                             Suite 200
                             Boston, MA 01259

                             Attention: Roger Stone


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                             BANKS:
                             FLEET NATIONAL BANK


                             By:
                             Name:
                             Title:

                             Lending Office and Address for Notices:

                             One Federal Street
                             Boston, MA 02211
                             Attention: Amy Tsokanis

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                             BANKS:
                             MELLON BANK, N.A.


                             By:
                             Name:
                             Title:

                             Lending Office and Address for Notices:

                             One Boston Place
                             Boston, MA 02108
                             Attention: Steven Wagner

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                             BANKS:
                             THE FIRST NATIONAL BANK OF BOSTON


                             By:
                             Name:
                             Title:

                             Lending Office and Address for Notices:

                             New England Corporate Banking
                             Mail Stop 01-07-05
                             100 Federal Street
                             Boston, MA 02110
                             Attention: William Latham


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                                                      SCHEDULE I

                                   Commitments


The Chase Manhattan Bank, N.A.                                    $78,333,333.34

Fleet National Bank                                               $21,666,666.66

Mellon Bank, N.A.                                                 $25,000,000.00

The First National Bank of Boston                                 $25,000,000.00
                                                                  --------------
         Total Commitments                                      $150,000,000.00